Exhibit 23(i)(10)

                                Form of Opinion


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                                 FORM OF OPINION
                                 ---------------

October __, 2001




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

I serve as Counsel to Phoenix Life Insurance Company ("Phoenix "). Shares of The Phoenix Edge Series Fund, a Massachusetts business trust (the "Fund") are issued to one or more designated separate accounts of Phoenix. As Counsel, I have represented these entities in connection with the preparation and filing of Post-Effective Amendment No. 38 to the Fund's Registration Statement on Form N-1A under which shares of the Fund are registered (the "Registration Statement"). I am admitted to practice law in the State of Connecticut and am familiar with applicable Massachusetts law.

I furnish my opinion connection with the registration under the Securities Act of 1933, as amended of shares of the Phoenix-AIM Mid Cap Equity Series, Phoenix AllianceBernstein Growth & Value Series, Phoenix-MFS Investors Growth Stock Series, Phoenix-MFS Investors Trust Series and Phoenix-MFS Value Series ("Shares") of The Phoenix Edge Series Fund.

I have examined such documents, records, and matters of law, as I deemed necessary for the purpose of rendering this opinion. I have assumed the genuineness of all signatures of all parties, the authenticity of all documents submitted as originals, the correctness of all copies, and the correctness of all facts set forth in the certificates delivered to me and the correctness of all written and oral statements made to me.

Based upon and subject to the foregoing, it is my opinion that the Shares that will be issued by The Phoenix Edge Series Fund will, when sold, be legally issued, fully paid, and nonassessable.

My opinion is rendered solely in connection with the Registration Statement and may not be relied upon for any other purposes without my written consent. I hereby consent to the use of this opinion as an exhibit to such Registration Statement.

Very truly yours,


-------------------------
Richard J. Wirth, Counsel
The Phoenix Edge Series Fund